UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Short-Term Incentive Compensation Plan
On December 13 2022, the Board of Directors (the "Board") of NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (the "Company"), based on the recommendation of the Human Resources Committee (the "Committee") of the Board, established the Company's 2023 Annual Incentive Plan for officers and other eligible employees of the Company (the "2023 AI Plan").
The 2023 AI Plan provides for a payment of incentive compensation to officers and other eligible employees for the performance period of January 1, 2023, through December 31, 2023. To be eligible to receive a payout under the 2023 AI Plan, employees must be employed on December 31, 2023, and have been employed actively for at least one full quarter of the plan year.
A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary. The short-term incentive target opportunities under the 2023 AI Plan for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company's proxy statement filed for its 2022 annual meeting of shareholders (the "2022 Proxy Statement") are as follows:

Name	Title	Short-Term Incentive Target Opportunity (as a percentage of base salary)
Robert C. Rowe (1)	Chief Executive Officer	N/A
Brian B. Bird (2)	President and Chief Operating Officer	100%
Crystal D. Lail	Vice President and Chief Financial Officer	50%
Heather H. Grahame (3)	General Counsel and Vice President - Regulatory and Federal Government Affairs	N/A
Curtis T. Pohl	Vice President - Retail Operations	40%
Bobbi L. Schroeppel	Vice President - Customer Care, Communications and Human Resources	40%
(1) Mr. Rowe, a member of the Board, abstains from voting on all Board matters concerning executive compensation. As previously announced, Mr. Rowe is retiring effective January 1, 2023. Thus, he has no target for the 2023 AI Plan.
(2) As previously announced, Mr. Bird will become President and Chief Executive Officer effective January 1, 2023. His target for the 2023 AI Plan reflects his pending promotion. Further disclosure concerning Mr. Bird's compensation as President and Chief Executive Officer is provided below in this Form 8-K.
(3) As previously announced, Ms. Grahame is retiring effective January 1, 2023. Thus, she has no target for the 2023 AI Plan.
    The performance measures for the 2023 AI Plan are substantially the same as under the Company's prior plan.
Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of:
(i)individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance; and
(ii)company performance based on the achievement of the following specified performance metrics during 2023:

1.Financial Performance, weighted at 55%, based on achieving targeted net income;
2.Safety, weighted at 15%, using three equally weighted measurements, two based on OSHA definitions – lost time incident rate and total recordable incident rate – and the third based on completion of safety and security training by active employees;
3.Reliability, weighted at 15%, consisting of two electric system reliability indices (each weighted at 5%), which measure the total duration of interruption for the average customer on our system during a predefined period of time, and two natural gas system reliability indices (each weighted at 2.5%), which measure damage per 1,000 locates and leaks per 100 miles on our system during a predefined period of time; and
4.Customer Satisfaction, weighted at 15%, consisting of performance as determined by an independent survey conducted by J.D. Power & Associates (5%) and, operational performance (5%) and reputational perception (5%) pursuant to a separate independent survey conducted by Flynn Wright. No awards will be paid out under the 2023 AI Plan unless at least 90% of the net income target is met. In the event that a work-related fatality occurs during the year, the lost time incident rate portion of the safety performance metric will be forfeited for all employees unless it is determined by the Committee that no actions on the part of the employee or the Company contributed to the incident. In calculating performance against target, the Board may make adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.

A performance pool will be created and funded based on the level of achievement of the four company performance factors described above. The performance pool then will be allocated to each executive using total target incentive dollars at the end of the performance period for eligible employees in each functional unit, division or department, as adjusted based on the performance funding level achieved.
Allocations of the performance pool will be based on the recommendation of an employee's supervisor. In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.

Awards will be paid out to employees as soon as practicable after year-end results are known, but no later than March 31, 2024. The actual incentive amounts paid under the 2023 AI Plan will be based on the Company's actual results during 2023 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.
The annual incentive awards are governed by the terms of the 2023 AI Plan. For further information regarding the 2023 AI Plan, see the copy of the plan that is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(e) Executive Retirement/Retention Program
On December 13, 2022, the Board, based on the recommendation of the Committee, also approved grants of performance-based restricted share units to each of the Company's eight executive officers under the Company's Executive Retirement/Retention Program (the "Program").

These grants have been made on an annual basis under the NorthWestern Corporation Amended and Restated Equity Compensation Plan (the "Equity Compensation Plan").
The purpose of the Program is to reward the Company's executives when they retire for their years of service with the Company and to provide the Company's executives an incentive to continue their employment with, and to advance the interests of, the Company. The Company does not provide its executives with a traditional supplemental executive retirement plan, or SERP.
Summary of Program Provisions
Under the terms of the grants, each participant received an award of restricted share units ("RSUs") based upon a percentage of the participant's base salary divided by the fair market value of the Company's common stock as of the grant date. Each of the Company's executive officers received awards under the Program. The awards for the Company's principal executive officer, principal financial officer and the other named executive officers in the 2022 Proxy Statement are set forth in the table below.

Name	Program Target Opportunity (as a percentage of base salary)	Number of RSUs Awarded (1)
Robert C. Rowe (2) Chief Executive Officer	60%	8,891
Brian B. Bird President and Chief Operating Officer	45%	4,927
Crystal D. Lail Vice President and Chief Financial Officer	30%	2,631
Heather H. Grahame General Counsel and Vice President - Regulatory and Federal Government Affairs	25%	2,417
Curtis T. Pohl Vice President - Distribution	20%	1,383
Bobbi L. Schroeppel Vice President - Customer Care, Communications and Human Resources	20%	1,339
(1) Based on a grant date fair value of $47.04, which was calculated using the closing stock price of $58.51 on December 13, 2022, less the present value of expected dividends, calculated using a 3.66% five-year Treasury rate and assuming quarterly dividends of $0.63 for the five-year vesting period.
(2) Mr. Rowe, a member of the Board, abstains from voting on all Board matters concerning executive compensation.

In past awards, vesting of the RSUs to each participant was conditioned on the Company achieving net income that exceeded a net income target for three of the five calendar years of the awards. This year, the Board removed this performance condition from the awards.
Vesting of the RSUs also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, as discussed below, vesting also would occur earlier upon the death or disability of the participant, or upon a change of control of the Company. Upon vesting, RSUs will be credited to an account for the participant. The participant's account will be credited for the payment of cash or stock dividends related to the vested RSUs for dividends declared after the date that the RSUs become vested and until the RSUs are paid. Cash dividend equivalents will be credited as additional vested RSUs.
If the participant retires before vesting, a pro rata portion of the RSUs (based on the number of months of service during the performance period) will vest and will be paid as described in the following paragraph; however, in the award agreement, the HR Committee retains the discretion to waive the continuous service requirement in the event of a retirement and allow for a vesting of the full award. If the participant dies or becomes disabled prior to vesting, the RSUs will become vested and will be paid as soon as practicable after such death or disability. Upon a change of control, the performance measure will be deemed satisfied and awards will be deemed vested, but will not be paid until the participant's departure from the Company as described in the following paragraph.
Following the participant's departure from the Company, except as described above in the event of death or disability, payout of the earned and vested RSUs will be made in equal annual installments over a five-year period. Payout will be made in shares of common stock of the Company, with one RSU vested and earned equal to one share of the Company's common stock. Awards under the Program may be canceled by the Board at any time.
The terms of the awards are governed by the Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement (the "Award Agreement") and the Equity Compensation Plan. For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the Equity Compensation Plan, see the Appendix to the Company's 2021 Proxy Statement, dated March 5, 2021 (Commission File No. 1-10499), which is incorporated herein by reference.

(e) CEO Compensation
As previously announced, Brian B. Bird will become president and chief executive officer effective January 1, 2023. Mr. Bird, 60, has served as the Company's president and chief operating officer since February 2021 and, before that, its chief financial officer since December 2003.
The Board met on December 13, 2022, and approved a compensation package for Mr. Bird in his new role. Effective January 1, 2023, Mr. Bird will be eligible to receive an initial annual base salary of $800,000, subject to periodic review and adjustment. He currently is a participant in the Company's annual incentive program and long-term incentive program. As a result of his new appointment, his target awards will increase, respectively, to 100% and 200% of base salary under such programs. The terms of the awards provided under these programs are expected to be consistent with terms of such awards provided to other executives of the Company. The Board also granted Mr. Bird a one-time CEO promotion award of 15,905 shares of restricted common stock (with a grant date fair value of approximately $800,000), vesting one-half on December 13, 2025, and one-half on December 13, 2026. Mr. Bird also is a current participant in the Company's pension plan and other retirement plan and is eligible to participate in the Company's deferred compensation plan and executive annual physical benefit.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	2023 Annual Incentive Plan
99.2*	Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement

* filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: December 13, 2022